FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                               CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the Securities
                            Exchange Act of 1934




Date of Report                         March 18, 1994
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    PECO ENERGY COMPANY (formerly known as Philadelphia Electric Company)
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           (Exact name of registrant as specified in its charter)



      PENNSYLVANIA                  1-1401                        23-0970240
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(State or other jurisdiction     (Commission                    (IRS Employer
     of Incorporation)           file number)                   Identification
                                                                    Number)




    2301 Market Street, Philadelphia, Pennsylvania                   19103
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       (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:         (215) 841-4000
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ITEM 5. OTHER EVENTS
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    On March 18, 1994, the Company advised its employees that, in order to position the Company to meet the challenges of an increasingly competitive electric utility industry, management is considering a program to offer financial incentives to eligible employees who voluntarily retire or otherwise elect to terminate employment during a specific period of time. Although management is reviewing a number of alternatives, no recommendation has been presented to the Board of Directors for its consideration. A recommendation is expected to be made to the Board of Directors in April. If the Board of Directors were to approve a voluntary incentive plan, the Company would expect to incur a one-time charge against earnings to reflect the cost of that plan. The amount and timing of such a charge would depend upon the plan approved by the Board of Directors and the timing of such approval.

                                 SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              PECO ENERGY COMPANY
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                                  /s/ M.W. Rimerman
                              -----------------------------------------
                                   M. W. Rimerman
                                   Vice President - Finance
                                       and Treasurer




March 25, 1994
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